Exhibit 99.1

Seattle In Full Recovery

Apartment market bottomed mid-’02. A new investment cycle has begun for buying and developing apartments

Positive job growth, combined with a lack of affordable housing and new supply, may support sustainable 4% to 5% apartment rent growth through 2006

BRE renewed investment activities in Seattle during 3Q04, acquiring Evergreen Park, 226 units, in Redmond

Current Economic Environment

Strong signals of a sustainable recovery

Business confidence at four-year high; retail sales up 3%

YOY job growth in construction (4.6%), information (3.5%), professional & business services (3.1%), finance (2%); supported by trade, defense, retail trade, bio-tech, healthcare

Falling unemployment rates (1Q04 at 6.1%)

Stabilizing regional economy largely dependent on Boeing (stabilizing) and Microsoft (expanding)

Office vacancy rate has bottomed: +16% since 3Q02

Venture capital on the rise: $25.9 Million in 1Q04, 1.5X 1Q03, and 60% of total raised year 2003

Source: Witten Advisors, Inc./Johnson/Souza Group, Inc

Current Market Performance

After a long fall, BRE’s portfolio is trending upward

2001 recession hit Seattle hard

Rents bottomed in 2002

BRE occupancy is stabilizing

Rents have increased in 3 of last 4 quarters

Source: Witten Advisors, Inc

Demand Drivers: Employment Outlook

Forecast: modest to strong job gains in late 2004

Unemployment Heading Down

Unemployment Rates
Geography	Q1 2003	Q1 2004	2004f	2005f
United States	5.8%	5.7%	5.5%	5.5%
Western Region	6.6%	5.9%	5.5%	5.0%
Seattle	7.5%	6.1%	5.7%	5.2%

Projected Job Growth
	2003	2004	2005	2006
Job Growth Rate	-0.2%	2.1%	2.1%	1.3%
Jobs (000’s)	-3.1	28.0	29.0	18.4

Key Demand Driver: Boeing

The good news

Boeing is landing contracts: $6B deal for production of 50 new 7E7 jets, the P3 Orion replacement, and Brazil’s newest airline, the low-cost carrier Gol

Boeing layoffs receding: 157,000 employees in 70 countries; 60,000 in Seattle (now 4.3% of total employment)

Aircraft production pipeline: 281 planes in 2003, 285 in 2004, and 300 in 2005

Forecast high demand: next 20 years, new airplanes, 3,500 units, $400B; passenger and freight traffic 5%-6% per year, resulting in demand for 24,000 airplanes, $1.9T

The not-so-good news

767 tanker in jeopardy: recent defense science report said it is unlikely to get off the ground in the foreseeable future—2,700 Everett jobs in jeopardy

Revenues up 6% YOY 1Q04, but commercial aircraft division down 6%

Source: Witten Advisors, Inc./Johnson/Souza Group, Inc /Department of Labor Statistics.

Key Demand Driver: Venture Capital

Venture capital flows projected to recover

High investment in biotechnology, healthcare services, telecommunications

Sources: Venture Economics, PricewaterhouseCoopers, Witten Advisors, Inc./Johnson/Souza Group, Inc /Department of Labor Statistics.

Key Demand Driver: Affordability

Extends pricing elasticity in supply-constrained markets

Seattle affordability remains well above a commodity market,

reaffirming a strong, long-term demand for apartments

MEDIAN HOME PRICE/AFFORDABILITY

SAN FRANCISCO BAY AREA $ 582,000 19%

SACRAMENTO $ 269,000 36%

SAN DIEGO $ 466,000 15%

LOS ANGELES $ 382,000 23%

ORANGE COUNTY $ 533,000 18%

SEATTLE $ 277,000 33%

SALT LAKE CITY $158,000 65%

DENVER $ 250,000 47%

PHOENIX $ 155,000 67%

Supply: New Apartment Deliveries

• Total multifamily permits in 2002 down 20%; down another 26% in 2003

	Monthly	Year-to-Date		Trailing 12 Months
5 + Permits		Total	Change	Total	Change
Jan 02	160	160	-82%	5,760	-34%
March 02	482	735	-48%	5,793	-27%
June 02	579	2,398	-32%	5,346	-31%
Sept 02	272	4,105	-18%	5,568	-19%
Dec 02	160	5,154	-20%	5,154	-20%
March 03	162	418	-43%	4,837	-17%
June 03	357	1,581	-34%	4,337	-19%
Sept 03	327	3,256	-21%	4,305	-23%
Dec 03	103	3,818	-26%	3,818	-26%

4-year downturn in Seattle starts may be near bottom, yet no immediate upturn is expected Lag time in receiving permits suggests apt. construction starts could remain around 2,300 units per yr. through balance of forecast period (or 1% of total apartment supply over 20 units)

Source: Witten Advisors, Inc.

Seattle Market Considerations

Positive Factors

• Seattle is a core market for BRE

• Recovery is real

• Strong supply/demand imbalance characteristics

• Investment cycle expected to yield positive rent growth

• Employment beginning to turn positive

• High barrier-to-entry market

Possible Risks

• Nat’l economy softens due to stock/bond market declines from rising short/long term interest rates

• Exposure to state and local budget constraints

• Further reduction in the aerospace business (Boeing)

• Unexpected “scalable” terrorist event